                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 31, 2000
                                 Date of Report
                             (Date of earliest event
                                    reported)


                      INTERNAP NETWORK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

          WASHINGTON                000-27265                91-1896926

         (State or other        (Commission File           (IRS Employer
         jurisdiction of              No.)               Identification No.)
         incorporation)

                            601 Union St., Suite 1000
                            SEATTLE, WASHINGTON 98101
          (Address of principal executive offices, including zip code)


                                 (206) 441-8800
              (Registrant's telephone number, including area code)


                                   Page 1 of 9
                             Exhibit Index on Page 9

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The undersigned Registrant hereby amends in the manner set forth below and in the pages attached hereto Item 7 and the exhibits of its Current Report on Form 8-K, filed on August 14, 2000, relating to the Registrant's acquisition of VPNX.com, Inc. on July 31, 2000 as described in such Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

See Exhibit 99.3 for the audited financial statements of VPNX.com, Inc.

(b) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On July 31, 2000, InterNAP Network Services Corporation ("InterNAP") completed the acquisition of certain assets and liabilities of VPNX.com, Inc. ("VPNX"). The acquisition was recorded by InterNAP using the purchase method of accounting under APB Opinion No. 16. InterNAP issued 2,027,092 shares of common stock, assumed options to purchase 278,963 shares of common stock, and incurred certain costs of acquisition, resulting in an aggregate purchase price of $88.0 million.

CO Space, Inc. ("CO Space") was acquired on June 20, 2000 for 6,881,018 shares of common stock, $200,000 in cash and assumption of options and the results of its operations since that date are included with those of InterNAP. Financial information for CO Space is included in Form 8-K/A filed September 5, 2000. InterNAP's balance sheet as of June 30, 2000 on Form 10-Q as filed with the Securities and Exchange Commission on August 11, 2000 reflects the acquisition of CO Space.

The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of InterNAP and VPNX and has been prepared to reflect the acquisition by InterNAP of VPNX as if the transaction had occurred on June 30, 2000.

The unaudited pro forma combined condensed statements of operations are based on individual historical results of operations of InterNAP, CO Space and VPNX for the year ended December 31, 1999 and for the six months ended June 30, 2000, as if the acquisitions of CO Space and VPNX had occurred on January 1, 1999.

The unaudited pro forma condensed statements of operations should be read in conjunction with the historical financial statements and notes thereto of InterNAP included in its 1999 annual report on Form 10-K and VPNX included herein. The pro forma adjustments and assumptions described in the accompanying notes to the unaudited pro forma combined condensed statements of operations are based on estimates, evaluations, and other data currently available. The unaudited pro forma combined condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisitions CO Space and VPNX been effected on the dates assumed.





                                          2.

                           Unaudited Pro Forma Combined Condensed Balance Sheet
                                               June 30, 2000
                                              (in thousands)

                                                                                     Pro Forma              Pro Forma
                                                            InterNAP      VPNX      Adjustments             Combined
                                                            --------   ----------   -----------            -----------
ASSETS
Current assets:
   Cash and cash equivalents..........................     $  123,266  $    3,946                          $  127,212
   Short-term investments and investment income
     receivable.......................................        125,097                                         125,097
   Accounts receivable, net...........................         10,527          10                              10,537
   Prepaid expenses and other assets..................          1,614          60                               1,674
                                                           ----------  ----------                          -----------
         Total current assets.........................        260,504       4,016                             264,520
Property and equipment, net...........................         91,001         856                              91,857
Patents and trademarks, net...........................            194                                             194
Restricted cash.......................................          4,620                                           4,620
Investments...........................................         52,355                                          52,355
Goodwill and other intangible assets, net.............        256,691               $   70,489     (A)        327,180
Deposits and other assets, net........................          3,986         116                               4,102
                                                           ----------  ----------   ----------             ----------
         Total assets.................................     $  669,351  $    4,988   $   70,489             $  744,828
                                                           ==========  ==========   ==========             ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued liabilities...........     $   43,820  $      679   $      950   (A),(B)   $   45,449
   Deferred revenue...................................            545       4,156       (2,224)    (F)          2,477
   Notes payable, current portion.....................          1,723       2,531                               4,254
   Line of credit.....................................          1,525                                           1,525
   Capital lease obligations, current portion.........         11,269                                          11,269
                                                           ----------  ----------   ----------             ----------
         Total current liabilities....................         58,882       7,366       (1,274)                64,974
Deferred revenue......................................          8,870                                           8,870
Notes payable, less current portion...................          2,724         291                               3,015
Capital lease obligations, less current portion.......         19,367                                          19,367
                                                           ----------  ----------   ----------             ----------
         Total liabilities............................         89,843       7,657       (1,274)                96,226
                                                           ----------  ----------   ----------             ----------
Commitments and contingencies
Shareholders' equity (deficit)
   Convertible preferred stock........................                          6           (6)    (D)
   Common stock.......................................            145          10          (10)    (D)            147
                                                                                             2     (C)
   Additional paid-in capital.........................        688,023       9,539       (9,539)    (D)        780,253
                                                                                        92,230   (A),(C)
   Full recourse notes receivable.....................                         (3)                                 (3)
   Deferred stock compensation........................        (11,604)     (1,707)      (5,135)    (E)        (16,739)
                                                                                         1,707     (D)
   Accumulated deficit................................       (102,878)    (10,514)      10,514     (D)       (120,878)
                                                                                       (18,000)    (A)
   Accumulated items of other comprehensive income....          5,822                                           5,822
                                                           ----------  ----------   ----------             ----------
         Total shareholders' equity (deficit).........        579,508      (2,669)      71,763                648,602
                                                           ----------  ----------   ----------             ----------
         Total liabilities and shareholders' equity
           (deficit)..................................     $  669,351  $    4,988   $   70,489             $  744,828
                                                           ==========  ==========   ==========             ===========

     See accompanying notes to the unaudited pro forma combined condensed financial information


                                          3.

             Unaudited Pro Forma Combined Condensed Income Statement
                                 (in thousands)


                                         Six Months ended June 30, 2000
                           -----------------------------------------------------------------
                                                                 Pro Forma        Pro Forma
                           InterNAP     CO Space      VPNX       Adjustments       Combined
                           --------    ---------    --------    ------------      ---------
Revenues.................  $ 22,538    $     994    $  1,215                      $  24,747
                           --------    ---------    --------                      ---------
Costs and expenses
   Cost of network and
     customer support....    35,801        6,622                                     42,423
   Product development...     3,441                    3,033                          6,474
   Sales and marketing...    15,689        2,480         738                         18,907
   General and
     administrative......     9,694        4,384         727                         14,805
   Amortization of
     deferred stock
     compensation........     5,624        1,412          83     $     1,284  (E)     8,403
   Amortization of
     goodwill and other
     intangibles.........     2,157                                   52,732  (A)    54,889
                           --------    ---------    --------     -----------       --------
     Total operating
         costs and
         expenses........    72,406       14,898       4,581          54,016        145,901
                           --------    ---------    --------     -----------       --------
Loss from operations.....   (49,868)     (13,904)     (3,366)        (54,016)      (121,154)
Other income (expense)
   Interest income.......     7,338          122         205                          7,665
   Interest and
     financing expense...      (890)                    (113)                        (1,003)
                           --------    ---------    --------     -----------       --------
     Net loss............  $(43,420)   $ (13,782)   $ (3,274)    $  (54,016)       $(114,492)
                           ========    =========    ========     ===========       =========
Basic and diluted  net
   loss per share........  $  (0.32)                                               $   (0.79)
                           ========                                                =========
Weighted average shares
   used in computing
   basic and diluted net
   loss per share........   135,406                                    8,908  (G)    144,314
                           ========                               ==========       =========


                                    Twelve Months ended December 31, 1999
                           -------------------------------------------------------------------
                                                              Pro Forma      Pro Forma
                           InterNAP    CO Space      VPNX     Adjustments    Combined
                           --------    --------    -------    -----------    ---------
Revenues.................  $ 12,520    $    258    $ 3,867                   $  16,645
                           --------    --------    -------                   ---------
Costs and expenses
   Cost of network and
     customer support....    27,412       2,706                                 30,118
   Product development...     3,919                  6,128                      10,047
   Sales and marketing...    17,523         488      1,283                      19,294
   General and
     administrative......     8,328       2,970      1,201                      12,499
   Amortization of
     deferred stock
     compensation........     7,569          89                $    2,568 (E)   10,226
   Amortization of
     goodwill and other
     intangibles.........                                         109,779 (A)   109,779
                           --------    --------    --------    ----------     ---------
     Total operating
      costs and
         expenses........    64,751       6,253       8,612       112,347       191,963
                           --------    --------    --------    ----------     ---------
Loss from operations.....   (52,231)     (5,995)     (4,745)     (112,347)     (175,318)
Other income (expense)
   Interest income.......     3,388          38         330                       3,756
   Interest and
     financing expense...    (1,074)                    (86)                     (1,160)
                           --------    --------    --------    ----------     ---------
     Net loss............  $(49,917)   $ (5,957)   $ (4,501)   $ (112,347)    $(172,722)
                           ========    ========    ========    ==========     =========
Basic and diluted  net
   loss per share........  $  (1.31)                                          $   (3.68)
                           ========                                           =========
Weighted average shares
   used in computing
   basic and diluted net
   loss per share........    37,994                                 8,908 (G)    46,902
                           ========                            ==========     =========

     See accompanying notes to the unaudited pro forma combined condensed financial information



                                          4.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(A) InterNAP estimates the purchase price for CO Space and VPNX to be approximately $275.3 million and $88.0 million, respectively, based on the consideration to be paid to shareholders including common stock issued, assumption of options, plus acquisition related expenses incurred.

      For purposes of estimating the value of the CO Space purchase consideration for the pro forma presentation, the value of the InterNAP common stock to be issued for the acquisition of CO Space was based on the closing price of InterNAP's common stock on June 16, 2000, the date the total number of shares to be issued was determined per the merger agreement, multiplied by the InterNAP shares to be issued based upon the exchange ratio set forth in the merger agreement. The fair value of options to be assumed was estimated using the Black Scholes valuation model assuming no expected dividends and the following weighted average assumptions: risk-free interest rate of 6%; volatility of 100%; and an expected life of three years.

      For purposes of estimating the value of the VPNX purchase consideration for the pro forma presentation, the value of the InterNAP common stock to be issued for the acquisition of VPNX was based on the average closing price of InterNAP's common stock over the three day periods before and after July 6, 2000, the date the acquisition was announced, multiplied by the InterNAP shares to be issued based upon the exchange ratio set forth in the merger agreement. The fair value of options to be assumed was estimated using the Black Scholes valuation model assuming no expected dividends and the following weighted average assumptions: risk-free interest rate of 6%; volatility of 100%; and an expected life of three years.

      InterNAP is currently in the process of finalizing its assessment of the fair value of the net assets acquired. For purposes of the preparation of the pro form combined condensed financial information, InterNAP has allocated $16.5 million and $(0.4) million of the purchase prices of CO Space and VPNX, respectively, to the tangible assets acquired from each of these respective companies net of liabilities assumed, based on the book value as of June 30, 2000. In addition, InterNAP has allocated $18.0 million of the VPNX purchase price to in-process research and development which, for purposes of the pro forma presentation, has been excluded from expense. The remainder of the purchase price has been allocated to intangible assets acquired from CO Space and VPNX, which include:

                                                     CO Space              VPNX
                                                    ----------          ----------
                                                            (in thousands)
              Completed real estate leases........  $   19,300
              Customer relationships..............       1,800
              Workforce in place including
                covenants not to compete..........       2,000          $   15,100
              Trademarks..........................       2,800
              Developed technologies..............                           3,400
              Goodwill............................     232,948              51,989
                                                    ----------          ----------
                                                    $  258,848          $   70,489
                                                    ==========          ==========

      Based on an estimated useful life of three years for such intangible assets, the unaudited pro forma combined condensed financial information includes adjustments of $54.9 million and $109.8 million for amortization expense for the six months ended June 30, 2000 and year ended December 31, 1999, respectively. The allocation of the purchase prices to tangible and intangible assets, as well as the related amortization expense may change materially as a result of the completion of InterNAP's evaluation of the fair value or the net assets acquired and changes in purchase consideration.

(B)   Increase in accrued expenses for estimated acquisition related expenses.

(C) Increase in shareholders' equity for the issuance of shares of InterNAP common stock.

(D)   Elimination of VPNX shareholder equity accounts.

(E) The Financial Accounting Standards Board has issued Financial Interpretation No. 44 which is effective for acquisitions after June 30, 2000, and requires that the portion of the intrinsic value of unvested options assumed in purchase business combination be recognized as deferred stock compensation and amortized to deferred stock compensation expense over the remaining vesting period. Accordingly, InterNAP has estimated the intrinsic



                                          5.

      value of the unvested options assumed in the VPNX acquisition to be $5.1 million, and has included related pro forma adjustments of $1.3 million and $2.5 million for the six months ended June 30, 2000 and year ended December 31, 1999, respectively. The intrinsic value associated with unvested options was deducted from the fair value of the awards for purposes of the allocation of the purchase price to the other assets acquired.

(F) The deferred revenue balance recorded by VPNX at the date of acquisition has been reduced by a pro forma adjustment to reflect the cost of services to be provided subsequent to the acquisition date plus an allowance for normal profit on those services.

(G) The unaudited pro forma combined per share amounts are based on the pro forma combined weighted average number of shares of InterNAP common stock, which equals InterNAP's weighted average number of shares of InterNAP common stock outstanding for the period plus shares of InterNAP common stock that were issued at the completion of the acquisitions of CO Space and VPNX. All potential common stock equivalents of InterNAP, CO Space and VPNX have been excluded from the calculation of pro forma net loss from operations per common share as their inclusion would be anti-dilutive.


                                          6.

          (c) EXHIBITS

         The following exhibits are filed as part of this report:

           Exhibit
           NUMBER       DESCRIPTION
           ------       -----------
            2.1*        Agreement and Plan of Merger and Reorganization,
                        dated as of July 6, 2000, by and among Registrant,
                        Virginia Acquisition Corp., a Delaware corporation,
                        and VPNX.com, Inc., a Delaware corporation.

            4.1*        Form of Registration Rights Agreement by and among
                        Registrant and the stockholders of VPNX.com, Inc., a Delaware corporation.

           99.1*        Press Release entitled "InterNAP to Add VPN
                        Technology Expertise to Its Ranks through the Planned
                        Acquisition of VPNX.com," issued July 6, 2000.

           99.2*        Press Release entitled "InterNAP Completes
                        Acquisition of VPNX.com," issued July 31, 2000.

           99.3         VPNX.com, Inc. Financial Statements (Audited).

      ---------------
      * - Previously filed.



                                          7.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INTERNAP NETWORK SERVICES CORPORATION

Dated:   October 4, 2000                  By: /s/  Paul E. McBride
      -----------------------             -------------------------------------
                                          Paul E. McBride
                                          Senior Vice President and
                                          Chief Financial Officer



                                          8.

                                INDEX TO EXHIBITS

           Exhibit
           NUMBER          DESCRIPTION
           -------         -----------
            2.1*           Agreement and Plan of Merger and Reorganization,
                           dated as of July 6, 2000, by and among Registrant,
                           Virginia Acquisition Corp., a Delaware corporation,
                           and VPNX.com, Inc., a Delaware corporation.

            4.1*           Form of Registration Rights Agreement by and among
                           Registrant and the stockholders of VPNX.com, Inc., a Delaware corporation.

           99.1*           Press Release entitled "InterNAP to Add VPN
                           Technology Expertise to Its Ranks through the Planned
                           Acquisition of VPNX.com," issued July 6, 2000.

           99.2*           Press Release entitled "InterNAP Completes
                           Acquisition of VPNX.com," issued July 31, 2000.

           99.3            VPNX.com, Inc. Financial Statements (Audited).
      ---------------
      * - Previously filed.


                                          9.